EXHIBIT 21.1

CIT Group Inc. Subsidiaries as of December 31, 2020	Domestic Jurisdiction	Country	Ownership Percent
CIT Bank, N.A.	Federal National Association	United States	100%
C.I.T. Leasing Corporation	Delaware	United States	100%
Capita Corporation	Delaware	United States	100%
CFHE Funding Company LLC	Delaware	United States	100%
CIT Asset Management LLC	Delaware	United States	100%
CIT Capital Securities LLC	Delaware	United States	100%
CIT Communications Finance Corporation	Delaware	United States	100%
CIT Finance LLC	Delaware	United States	100%
CIT FINANCIAL SERVICES I, LLC	Delaware	United States	100%
CIT FINANCIAL SERVICES II, LLC	Delaware	United States	100%
CIT Group (NJ) LLC	Delaware	United States	100%
CIT Insurance Agency, Inc.	Delaware	United States	100%
CIT Lending Services Corporation	Delaware	United States	100%
CIT Loan Corporation	Delaware	United States	100%
CIT Maritime Leasing, LLC	Delaware	United States	100%
CIT Railcar Funding Company, LLC	Delaware	United States	100%
CIT Strategic Finance, Inc.	Delaware	United States	100%
CIT Technology Financing Services, Inc.	Massachusetts	United States	100%
CRE CT 21 OTHER LLC	Delaware	United States	100%
CRE HOLDINGS LLC	Delaware	United States	100%
CRE HOLDINGS SUB 1 LLC	Delaware	United States	100%
Direct Capital Corporation	New Hampshire	United States	100%
Financial Freedom Acquisition LLC	Delaware	United States	100%
INDYMAC VENTURE, LLC	Delaware	United States	100%
Millennium Leasing Company I LLC	Delaware	United States	100%
Millennium Leasing Company II LLC	Delaware	United States	100%
OneWest Resources LLC	Delaware	United States	100%
ONEWEST VENTURES HOLDINGS LLC	Delaware	United States	100%
OWB REO LLC	Delaware	United States	100%
PL Servicing, LLC	Delaware	United States	100%
The CIT Group Securitization Corporation II	Delaware	United States	100%
The CIT Group/Business Credit, Inc.	New York	United States	100%
The CIT Group/Commercial Services, Inc.	New York	United States	100%
The CIT Group/Corporate Aviation, Inc.	Delaware	United States	100%
The CIT Group/Equipment Financing, Inc.	Delaware	United States	100%
The CIT Group/Equity Investments, Inc.	New Jersey	United States	100%
The Equipment Insurance Company	Vermont	United States	100%

555566 Alberta Ltd.	Alberta	Canada	100%
CIT Financial (Alberta) ULC / Services Financiers CIT (Alberta) ULC	Alberta	Canada	100%
CIT Financial (Canada) ULC	Alberta	Canada	100%
CIT Mezzanine Partners of Canada Limited	Federally Chartered	Canada	100%
Capita Canadian Trust	Ontario	Canada	100%
CIP VII Trust	Ontario	Canada	100%
CIP VIII Trust	Ontario	Canada	100%
CIT Canadian Funding Trust	Ontario	Canada	100%
CIT Canadian VFN Trust	Ontario	Canada	100%
CIT Financial Ltd./Services Financiers CIT Ltee.	Ontario	Canada	100%

CIT Group Inc. Subsidiaries as of December 31, 2020	Domestic Jurisdiction	Country	Ownership Percent

The Capita Corporation do Brasil Ltda	Brazil	Brazil	100%

CIT Finance & Leasing Corporation, in liquidation	Peoples Republic of China	China	100%

MEX CIT SERVICIOS, S. de R.L. de C.V.	Mexico City, Federal District	Mexico	100%

CIT Holdings B.V.	Netherlands	Netherlands	100%

CIT Group (UK) Limited (in liquidation)	England - United Kingdom	United Kingdom	100%
CIT Group Holdings (UK) Limited (in liquidation)	England - United Kingdom	United Kingdom	100%